UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )
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FORTUNE INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FORTUNE INDUSTRIES, INC.
6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 11, 2007
Dear Shareholder:
The 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Fortune Industries, Inc. (the “Company”) will be held on Thursday, January 11, 2007, at 10:00 a.m., local time, at the Company’s headquarters located at 6402 Corporate Drive, Indianapolis, Indiana 46278 for the following purposes:
1)	To re-elect five Directors;

2)	To ratify the selection of Somerset CPA’s, P.C. as the Company’s independent auditors for the Company’s fiscal year ending August 31, 2007;

3)	To transact such other business as may properly come before the Annual Meeting.
The Board of Directors has set the close of business on November 17, 2006 as the record date for determining shareholders who are entitled to notice of the Annual Meeting and to vote. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. If you do not expect to be present at the Annual Meeting, please complete, date, sign and return the enclosed paper proxy card in the envelope provided for that purpose, which requires no postage if mailed in the United States. Your proxy may be revoked at any time prior to the meeting. If you are present at the meeting you may revoke your proxy at that time and exercise the right to personally vote your shares.
Our Annual Report, which includes our most recently filed Annual Report on Form 10-K is being mailed together with this Notice and Proxy Statement to all shareholders of record.

Notice of the Annual Meeting is hereby given by order of the Board of Directors,

/s/ John F. Fisbeck John F. Fisbeck
President and Chief Executive Officer
Indianapolis, Indiana
December 8, 2006

FORTUNE INDUSTRIES, INC.
6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278

FORTUNE INDUSTRIES, INC.
6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
PROXY STATEMENT
In this Proxy Statement, Fortune Industries, Inc. is referred to as “we”, “us” or “the Company.” We intend to mail this Proxy Statement and the accompanying form of proxy to the shareholders of record on or about December 8, 2006.
QUESTIONS AND ANSWERS ABOUT THIS MEETING
Q: Why did I receive this Proxy Statement?
You received this Proxy Statement because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, January 11, 2007, at 10:00 a.m., local time, at 6402 Corporate Drive, Indianapolis, Indiana 46278.
This Proxy Statement summarizes the information you need to know to vote on an informed basis at the Annual Meeting; however, you do not need to attend the Annual Meeting to vote your shares.
Q: Who may attend the Annual Meeting?
All shareholders of record as of November 17, 2006 (the “Record Date”) may attend.
Q: Who is entitled to vote and what are their rights?
Only shareholders of record of our common stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of the common stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on.
Q: How do I vote?
You may attend the Annual Meeting and vote in person or you can vote by proxy. To vote by proxy, sign and date each proxy card you receive and return it in the prepaid envelope. You have the right to revoke your proxy at any time before the Annual Meeting by either notifying our Secretary prior to the Annual Meeting or returning a later-dated proxy. You may also revoke your proxy by voting in person at the Annual Meeting. If you return your proxy but do not indicate your voting preferences, we will vote on your behalf FOR all Director Nominees and all other proposals set forth in this Proxy Statement.

Q: How are proxy card votes counted?
Representatives of American Stock Transfer and Trust Company, our transfer agent, will count the votes received via mail and forward results to Amy Gallo, the Company’s Chief Financial Officer, who will also count all votes made at the meeting.
Q: What constitutes a quorum?
A quorum at the Annual Meeting shall consist of one-third (1/3) of the outstanding shares entitled to vote, represented either in person or by proxy. Abstentions and broker non-votes are not entitled to vote on any matter and, therefore, will have no effect against any proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares in the absence of such instructions.
As of the Record Date, there were 10,524,722 shares of the Company’s common stock issued, outstanding and entitled to vote.
Q: What does it mean if I get more than one proxy card?
If you receive more than one proxy card, it may mean you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.
Q: Who pays the costs of soliciting proxies?
We will pay the costs of soliciting proxies. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such parties’ out-of-pocket expenses.
Q. What are the Board’s Recommendations?
The recommendation of the Board is set forth with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
• FOR the election of the nominated slate of Directors;
•FOR the ratification of Somerset CPA’s, P.C. as the Company’s independent auditors for fiscal year 2007;
Q: What do I do if I have additional questions?
If you have any questions prior to the Annual Meeting, please contact the Company’s Chief Financial Officer, Amy Gallo, at (317) 532-1374.

PROPOSAL 1: RE — ELECTION OF DIRECTORS
Our Board is currently comprised of five individuals, each with terms expiring at the 2007 Annual Meeting. The nominees have been recommended by our Board for re-election to serve as Directors for one-year terms until the 2008 Annual Meeting and/or until their successors are duly elected and qualified. The Board held four meetings in the fiscal year ended August 31, 2006. No Director attended fewer than seventy-five percent of such meetings. At our fiscal year 2006 Annual Meeting held on April 13, 2006, all of our Directors were in attendance.
All Director Nominees are current Directors who are standing for re-election to the Board. If, at the time of this Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute candidate. The Board has no reason to believe that any substitute nominee or nominees will be required.
Nominees for Election for a One-Year Term Expiring at the 2008 Annual Meeting
The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with us currently held by each Director.

		Director
Name	Principle Position and Role (Age)	Since
John F. Fisbeck	Director, President and Chief Executive Officer (51)	2005
Carter M. Fortune	Treasurer, Chairman of the Board (65)	2002
P. Andy Rayl	Independent Director, Chairman of the Audit Committee (34)	2005
Nolan R. Lackey	Independent Director, Audit Committee Member (83)	2005
David A. Berry	Independent Director, Audit Committee Member (53)	2002
Set forth below are descriptions of the backgrounds and principal occupations of each of our Directors, and the period during which each has served as a Director. Also set forth is the biographical information for Amy E. Gallo, the Company’s Chief Financial Officer and Secretary. Ms. Gallo does not serve as a Director.
John F. Fisbeck was elected President, Chief Executive Officer and Director of the Company on May 27, 2005. Prior to and during the period from August 2000 through May 2005, Mr. Fisbeck was employed by Merrill Lynch as Senior Financial Advisor and after May 28, 2005 and until his appointment by the Company, he was employed by Wachovia Securities as Senior Financial Advisor/Branch Office Manager. Mr. Fisbeck graduated with a Bachelor of Science degree in business management from Indiana University.
Carter M. Fortune was appointed Chief Executive Officer and Chairman of the Board of the Company as of January 2002. Mr. Fortune resigned as Chief Executive Officer on May 27, 2005 and was appointed Treasurer. Mr. Fortune has a Bachelor of Business Administration degree in marketing from the University of Cincinnati. He began his professional career at a leading national food brands company where after five years he had ascended to the position of Regional Marketing Manager. Mr. Fortune was then hired as Director of Marketing for a leading insurance and actuarial services provider where he served for three years. Mr. Fortune then began a period of about fifteen years where he was the owner and operator of a chain of retail stores. Concurrently Mr. Fortune began investing in, owning and operating numerous commercial and residential real estate developments; he continues to pursue such ventures.
P. Andy Rayl was elected to the Company’s Board on May 17, 2005. Mr. Rayl also serves as Chairman of the Company’s Audit Committee. Mr. Rayl has served as the Chief Financial Officer and Director of Operations for Technuity, Inc. (“Technuity”) since October 2002. From October 2000 to October 2002, he served as Controller and Vice President of Finance of Technuity. Mr. Rayl has also served as Chief Financial Officer of Batteries.com, LLC since its formation in December 2004. Prior to joining Technuity, Mr. Rayl was employed as a Certified Public Accountant by Ernst & Young, LLP where he specialized in providing auditing and assurance services for fast growing private and public start-up companies. Mr. Rayl graduated with honors with a Bachelor of Science degree in accounting from Indiana University.
Nolan R. Lackey was elected to the Company’s Board on July 29, 2005. Mr. Lackey also serves on the Company’s Audit Committee. A native of Oklahoma, Mr. Lackey holds a Bachelor degree from Oklahoma Baptist University and a Master’s degree from Northwestern University and is a Fellow of the American College of Healthcare Administrators. He was awarded an Honorary LLD degree by Franklin College in 1967. In 1999, Mr. Lackey was proclaimed a Sagamore of the Wabash by Indiana Gov. Frank O’Bannon. He has served on numerous boards of directors and licensing councils throughout his career including the Board of Directors of Blue Cross/Blue Shield and its Executive Committee prior to that company’s reorganization. Mr. Lackey founded Lackey Investments, LLC in 2000 and remains President of that entity.
David A. Berry was elected to the Company’s Board on November 1, 2002. Mr. Berry also serves on the Company’s Audit Committee. Mr. Berry began his professional career by starting his own underground utility trenching company in 1978, which he had grown into a national company when he sold it in 1984. Mr. Berry then worked as an operations manager for two years for a major national telecommunications utility until he started OSP Engineering (“OSP”), an outside telephone and cable systems contractor. Mr. Berry again grew OSP into a national company, with customers from Maine to California, which he sold in 1990. Mr. Berry was also one of the founding members of Citimark Communications, another wire infrastructure development company; he sold his interest to his partners and formed Shared Telecom Services in 1995. Mr. Berry grew Shared Telecom Services into a leading regional Competitive Local Exchange Carrier (CLEC) and shared tenant provider, he sold CLEC in 2000 to a large national utility. Mr. Berry currently sits on various boards and civic organizations.
Amy E. Gallo became Chief Financial Officer and Secretary of the Company in December 2002. Mrs. Gallo began working with Fortune Industries, Inc. in January 2002 when DicksonHughes Group, LLC (“DicksonHughes”) was acquired by the Company. She worked for DicksonHughes from November 1999 to January 2002 as Chief Financial Officer and Controller over their commercial real estate and telecommunications real estate acquisition divisions. Mrs. Gallo is a certified public accountant and is a member of the AICPA and Indiana CPA Society. Mrs. Gallo graduated with a Bachelor of Science degree in accounting from Indiana University.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

DIRECTOR NOMINATION PROCESS
The Company does not have a Nominating Committee and, accordingly, does not have a Nominating Committee Charter. The Company is not required to have such a committee due to its status as a “Controlled Company” as defined under the rules and regulations of The American Stock Exchange.
The Company’s Board does not have a formal policy with regard to the consideration of any Director candidates recommended by shareholders. The Company’s Board also has no formal procedures to be followed by shareholders in submitting recommendations of candidates for Director. However, nominations for Director may be made by our shareholders, provided such nominations comply with certain timing and information requirements set forth in our bylaws. Nominations should be made via written request to the attention of the Company’s Chief Financial Officer, Amy Gallo, at 6402 Corporate Drive, Indianapolis, Indiana 46278. Because Carter M. Fortune and John F. Fisbeck hold a majority of the voting power in the election of Directors, nominations of Directors are generally based on their recommendations.
The Company’s Board does not have any specific, qualifications that it believes must be met by a Director nominee. The Company’s Board evaluates whether the candidate’s skills and experience are complementary to the existing Board members’ skills and experience as well as the Board’s need for operational, management, financial, international, technological or other expertise.
In general, the Company’s Board will nominate existing Directors for re-election unless the Board has a concern about the Director’s ability to perform his or her duties. In the event of a vacancy on the Board, the Company may use various sources to identify potential candidates, including the recommendations of the current Directors. Potential candidates are initially screened by the Chairman and/or by other persons as the Chairman designates. Following this process, if appropriate, information about the candidate is presented to and discussed by the full Board.
COMPENSATION OF DIRECTORS
In fiscal year 2006, we provided the following annual compensation to directors who are not employees:

		Fees Earned or	All other
Name	Total	Paid in Cash	Compensation
P. Andy Rayl	$12,000	$12,000	—
Dave Berry	$12,000	$12,000	—
Nolan Lackey	$750	$750	—
Directors who are also employees of the Company receive no compensation for their services rendered as Directors. Every Director is reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board and other Company business. Mr. Berry and Mr. Rayl receive $1,000 per month as compensation for services as Directors and Mr. Lackey receives $250 per Board meeting that he attends. No compensation changes are expected for the fiscal year 2007.

PROPOSAL 2: RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS
Our financial statements for the fiscal year ended August 31, 2006 were certified by Somerset CPA’s, P.C. (“Somerset”). The following table sets forth the aggregate fees billed to the Company by Somerset:

	Fiscal Year	Fiscal Year
	2006	2005
Audit Fees	$390,000	$350,000
Audit Related Fees	140,000	100,000
Tax Fees	145,000	125,000
All Other Fees	—	—

	$675,000	$575,000

Audit Fees represent the aggregate fees billed in each of the fiscal years ended August 31, 2006 and 2005 for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit Related Fees represent the aggregate fees billed in each of the fiscal years ended August 31, 2006 and 2005 for professional services rendered by the principal accountant for audit related fees including, primarily, consultations on various accounting and reporting matters.
Tax Fees represent the aggregate fees billed in each of the fiscal years ended August 31, 2006 and 2005 for professional services rendered by the principal accountant for tax compliance and tax advice related to new acquisitions for those fiscal years.
All Other Fees represent additional fees for services by Somerset other than the services covered under the captions “Audit Fees”, “Audit Related Fees” and “Tax Fees” above. For the fiscal years ended August 31, 2006 and 2005, the Company was not billed any other fees.
All services listed were pre-approved by the Audit Committee and all auditing services were performed by Somerset employees. The Audit Committee has considered whether the services described above are compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected Somerset’s independence.
The Audit Committee has appointed Somerset to serve as the Company’s independent registered public accountants for the fiscal year ending August 31, 2007, subject to ratification by the holders of our common stock. Representatives of Somerset are expected to attend the Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.
If shareholders do not ratify the selection of Somerset as our independent registered public accountants, or if prior to the 2007 Annual Meeting Somerset ceases to act as the Company’s independent registered public accountants, then the Audit Committee will review alternatives in its selection of independent registered public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF SOMERSET CPA’S, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.
POLICIES RELATED TO PRINCIPAL ACCOUNTANT FEES AND SERVICES
The Audit Committee has pre-approval policies and procedures, pursuant to which the Audit Committee approves the audit and permissible non-audit services provided by Somerset. The Audit Committee’s pre-approval policy is consistent with the Audit Committee’s responsibility for engaging our independent auditors whereby all audit and permitted non-audit services require pre-approval by the Audit Committee, some such services require specific approvals, whereas other services are granted general pre-approval. All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific approval by the Audit Committee will be submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor. Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission (“SEC”) rules on auditor independence. The Chief Financial Officer will immediately report any breach of this policy that comes to the attention of the Chief Financial Officer or any member of management to the chairman of the Audit Committee. Pursuant to these procedures the Audit Committee approved the foregoing audit and permissible non-audit services provided by Somerset in fiscal year 2006.
THE AUDIT COMMITTEE
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the quality, integrity and annual independent audit of the Company’s financial statements and other matters set forth in the Charter for the Audit Committee, a copy of which is available at the Company’s website at www.ffi.net.
The Audit Committee is currently composed of three members, P. Andy Rayl, David A. Berry and Nolan R. Lackey, none of who are officers or employees of the Company or any parent or subsidiary of the Company. Further, no member of the Audit Committee has any other material relationship with the Company that would interfere with their exercise of independent judgment. The Board has determined that each of the members of the Audit Committee is “independent” and “financially sophisticated” as such terms are defined by The American Stock Exchange.
The Company’s Board has determined that one member of the Audit Committee, P. Andy Rayl, qualifies as an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K adopted pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Rayl has a Bachelor’s degree in Accounting and over ten years of experience in reading, interpreting and analyzing financial statements in his roles as more fully described in the above biographical information. Mr. Rayl also qualifies as “independent” as that term is used in Item 7(d) (3) (IV) of Schedule 14A of the Exchange Act.
AUDIT COMMITTEE REPORT
The following Audit Committee report describes the Audit Committee’s discussions with the Company’s independent auditors and the Audit Committee’s review of the Company’s audited financial statements.
Management of the Company is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Committee operates pursuant to a written charter, a copy of which was filed with the fiscal year 2005 Report.
The Audit Committee has held discussions with management and the Company’s independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.
Based on the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2006 as filed with the SEC.
Audit Committee Members
P. Andy Rayl, Chair
Nolan R. Lackey
David E. Berry

EXECUTIVE COMPENSATION
The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during the Company’s past three fiscal years ended August 31, 2006 by our Chief Executive Officer and each of the Company’s other most highly compensated executive officers whose total annual compensation for fiscal year 2006, based on salary and bonus earned during fiscal year 2006, exceeded $100,000 (the “Named Executive Officers”). No other executive officers of the Company received a salary and bonus for fiscal year 2006 in excess of $100,000 so as to require their inclusion in the table.

		Annual Salary	Other
Name and Principal Position	Fiscal Year	Compensation	Compensation
John F. Fisbeck, CEO (1)	2006	$360,000	$73,000 (5)
	2005	$210,000 (6)	—
	2004	—	—

Carter M. Fortune, CEO(1),(2)	2006	—	—
	2005	—	—
	2004	—	—

Harlan M. Schafir, COO (3)	2006	$240,000	—
	2005	$240,000	—
	2004	$240,000	—

Amy E. Gallo, CFO (4)	2006	$100,000	—
	2005	—	—
	2004	—	—

(1)	John F. Fisbeck was elected Chief Executive Officer of the Company on May 27, 2005 and Carter M. Fortune resigned as Chief Executive Officer on the same day.

(2)	Carter M. Fortune was paid no salary during his term as the Company’s CEO.

(3)	Harlan M. Schafir’s term as Chief Operating Officer ended on September 30, 2006, when his employment contract with the Company was not renewed.

(4)	Previously Ms. Gallo’s salary did not exceed $100,000 and thus was not included in this table.

(5)	Consulting services of $73,000 were paid to a related party company owned by the Company’s Chief Executive Officer. These consulting services have been recognized as compensation expense for disclosure purposes for the Chief Executive Officer.

(6)	Represents actual compensation. Mr. Fisbeck’s annual salary is $360,000.
Executive compensation is determined by members of the Board of Directors.
Options/SARs Grants in the Last Fiscal Year Ending August 31, 2006
No grants were made during the fiscal year ending August 31, 2006.
Aggregated Option/SARs Exercises in the Fiscal Year Ending August 31, 2006 and Period-End Option/SARs Values

There were no option/SARs exercises during the fiscal year ended August 31, 2006 by any of the Named Executive Officers and there are currently no outstanding unexercised options or SARs held by any of the Named Executive Officers.
Report on Repricing of Options/SARs
As stated above, there are and, during fiscal year 2006, were no outstanding options or SARs held by the Named Executive Officers and therefore there was no re-pricing of such instruments.
Long Term Incentive Plan Awards
There were no Long Term Incentive Plan Awards granted to a Named Executive Officer during the last completed fiscal year.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
The Company does not currently have any termination of employment agreements or change-in-control arrangements with any of the Company’s executive officers.
Compensation Committee and Determination of Compensation
The Company does not have a Compensation Committee and is not required to have such a committee due to its status as a “Controlled Company” as defined under the rules and regulations of The American Stock Exchange.
CONTROLLED COMPANY STATUS
As defined in Section 801 of The American Stock Exchange Company Guide, we are a Controlled Company and have utilized the exemptions arising from that status. Our basis for claiming the status of a Controlled Company is that over fifty percent of our issued and outstanding common stock is beneficially owned by several individuals who form a control group. The exemptions arising from our status as a Controlled Company relate to the required number of independent Directors, the process for determining executive compensation and the nomination of Directors.

STOCK PRICE PERFORMANCE GRAPH
The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”), or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
COMPARATIVE FIVE-YEAR TOTAL RETURNS (1)
Fortune Industries, Inc., NYSE/AMEX/NASDAQ, Peer Group (2)
(Performance results through 8/31/06) (3)

(1)	Assumes $100 invested on August 31, 2001 in our common stock, the Stock Market Composite, and our Peer Group.

(2)	Peer group is Nasdaq Standard Industrial Classification Codes 4800 through 4899 (actively trading issues during relevant period). SIC codes beginning with 48 represent Telecommunications Stocks, which, in management’s opinion, most closely represent the peer group of the Company.

(3)	Graph Prepared by the Center for Research in Security Prices (CRSP).

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORT
Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file an initial report of ownership of such securities on Form 3 and changes in ownership of such securities on Form 4 or 5 with the SEC. Such officers, Directors and ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file with the SEC.
Based solely on its review of the copies of such forms received by it, or written representations from certain such reporting persons that no Form 5’s were required for such persons, the Company believes that, for the fiscal year ended August 31, 2006, its officers, Directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
Security Ownership of Certain Beneficial Owners
The following table sets forth information as of November 17, 2006 with respect to the only persons or groups known to the Company who may be deemed to beneficially own more than five percent of the Company’s voting securities (i.e. Common Stock).

	Name and Address of	Amount and Nature of		Percent of
Title of Class	Beneficial Owner	Beneficial Ownership (1)		Class
Common Stock	Fortune Industries, Inc. Control Group (in the aggregate) 6402 Corporate Drive Indianapolis, IN 46278	8,524,134	(2)	81.0
Common Stock	John F. Fisbeck	2,707,201	(3)(6)	25.7
	6402 Corporate Drive
	Indianapolis, IN 46278
Common Stock	Carter M. Fortune	6,201,433	(3)(5)	58.9
	6402 Corporate Drive
	Indianapolis, IN 46278
Common Stock	Norman G. Wolcott, Jr.	999,123	(4)	9.5
	6402 Corporate Drive
	Indianapolis, IN 46278
Common Stock	The Wolcott Trusts	285,372		2.7
	6402 Corporate Drive
	Indianapolis, IN 46278
Common Stock	Harlan M. Schafir	1,310,000	(7)	12.4
	6402 Corporate Drive
	Indianapolis, IN 46278

(1)	As used in this table, “beneficial ownership” of securities means the sole or shared power to vote, or to direct the voting of, such securities, or the sole or shared investment power with respect to such securities, including the power to dispose of, or to direct the disposition of, such securities. In addition, for purposes of this table, a person is deemed to have “beneficial ownership” of any security that such person had the right to acquire within 60 days after November 17, 2006. “Beneficial ownership” also includes that ownership of shares that may be imputed to any control group of the Company.

(2)	A control group, comprised of Messrs. John F. Fisbeck, Carter M. Fortune, Norman G. Wolcott, Jr., the Norman G. Wolcott Sr. and Lucille H. Wolcott Revocable Trust of 1995, Marital Trust, the Norman G. Wolcott Sr. and Lucille H. Wolcott Revocable Trust of 1995, Survivor’s Trust (collectively, the “Wolcott Trusts”) and Harlan M. Schafir may be deemed to beneficially own, as defined in Footnote No.1 of this table, 8,524,134 (81.0%) shares of Common Stock, as of November 17, 2006. Individually, each person within the control group has sole dispositive and voting power over the following shares of Common Stock: John F. Fisbeck, 1,637,701 (15.6%); Carter M. Fortune, 4,132,810 (39.3%); Norman G. Wolcott, Jr., 713,751 (6.8%); Norman G. Wolcott, Jr. as Trustee for the Wolcott Trusts, 285,372 (2.7%); and Harlan M. Schafir, 1,310,000 (12.4%). Additionally, Messrs. Fortune and Fisbeck share dispositive power over 384,500 (3.7%) shares of the Company’s Common Stock held by Fisbeck - Fortune Development, LLC.

(3)	As interest holders in Fisbeck — Fortune Development, LLC, Carter M. Fortune and John F. Fisbeck also have shared voting and dispositive power over 384,500 shares of Company Common Stock held by that entity, therefore 384,500 shares are included within the beneficial holdings of both Mr. Fisbeck and Mr. Fortune in the above table.

(4)	The beneficial holdings of Norman G. Wolcott, Jr. include the 285,372 shares of Company Common Stock held by the Wolcott Trusts, of which Mr. Wolcott is beneficiary.

(5)	Pursuant to an Option Agreement by an among Norman G. Wolcott, Jr., the Norman G. Wolcott Sr. and Lucille H. Wolcott Revocable Trust of 1995, Carter M. Fortune, and the Company, Mr. Fortune has the right to purchase all of the 999,123 shares of the Company’s Common Stock held by Mr. Wolcott and held by the Wolcott Trusts. Pursuant to the terms of the Asset Purchase Agreement between the Company and Magtech Services, Inc. Mr. Fortune has the right to call up to 20,000 shares of Company stock that may vest in certain affiliates of Magtech; this right is potentially exercisable within 60 days from the date of this Proxy Statement. As of the Record Date, Mr. Schafir had notified Mr. Fortune of his intent to exercise his put rights arising pursuant to the merger and acquisition of Professional Staff Management, Inc. and its related entities by Fortune Industries, Inc. and to sell 655,000 of his shares of the Company’s stock to Mr. Fortune. This sale by Mr. Schafir closed on November 22, 2006 and the shares were subsequently transferred to the account of Mr. Fortune. Mr. Fortune is expected to acquire 20,000 shares of the Company’s stock from certain employees of Professional Staff Management, Inc., within 60 days of this Proxy Statement; these sales are related to certain put rights held by the PSM employees at issue. Finally, Mr. Fortune is expected to acquire 10,000 shares of the Company’s stock from Michael Sloan within sixty days of this agreement pursuant to the exercise by Mr. Sloan of certain put rights related to the acquisition of Ink Source, Inc.

(6)	As of the Record Date, Mr. Fisbeck held the right and obligation to purchase 655,000 shares of the Company’s stock from Mr. Schafir arising pursuant to the merger and acquisition of Professional Staff Management, Inc. and its related entities by Fortune Industries, Inc. This sale by Mr. Schafir closed on November 22, 2006 and the shares were subsequently transferred to the account of Mr. Fisbeck. Mr. Fisbeck is expected to acquire 20,000 shares of the Company’s stock from certain employees of Professional Staff Management, Inc., within 60 days of this Proxy Statement; these sales are related to certain put rights held by the PSM employees at issue. Finally, Mr. Fisbeck is expected to acquire 10,000 shares of the Company’s stock from Michael Sloan within sixty days of this agreement pursuant to the exercise by Mr. Sloan of certain put rights related to the acquisition of Ink Source, Inc.

(7)	As noted above, Mr. Schafir held 1,310,000 shares of the Company’s stock in his name as of November 17, 2006 but these shares were subsequently sold per terms of an option agreement to Messrs. Fortune and Fisbeck.
Security Ownership of Management
The following table sets forth information as of November 17, 2006 with respect to (i) each current Director, (ii) all individuals serving as the Company’s executive officers (as defined in Item 402(a)(3) of Regulation S-K) during the fiscal year ended August 31, 2006, and (iii) all current Directors and all such executive officers as a group. Unless otherwise noted, each holder has sole voting and investment power with respect to the shares of the listed securities. An asterisk (*) indicates beneficial ownership of less than one percent.

	Name and Address of	Amount and Nature of		Percent of
Title of Class	Beneficial Owner	Beneficial Ownership (1)		Class
Common Stock	John F. Fisbeck	2,707,201	(3)(5)	25.7
	6402 Corporate Drive
	Indianapolis, IN 46278
Common Stock	Carter M. Fortune	6,201,433	(2)(3)	58.9
	6402 Corporate Drive
	Indianapolis, IN 46278
Common Stock	Harlan M. Schafir (4)	1,310,000		12.4
	6402 Corporate Drive
	Indianapolis, IN 46278
Common Stock	David A. Berry	20,000		*
	6402 Corporate Drive
	Indianapolis, IN 46278
Common Stock	Amy E. Gallo	10,000		*
	6402 Corporate Drive
	Indianapolis, IN 46278
Common Stock	Nolan R. Lackey	12,200		*
	6402 Corporate Drive
	Indianapolis, IN 46278
Common Stock	P. Andy Rayl	—		*
	6402 Corporate Drive
	Indianapolis, IN 46278
Common Stock	All current executive	8,566,334	(6)	81.4
	officers and
	Directors as a group

(1)	As used in this table, “beneficial ownership” of securities means the sole or shared power to vote, or to direct the voting of, such securities, or the sole or shared investment power with respect to such securities, including the power to dispose of, or to direct the disposition of, such securities. In addition, for purposes of this table, a person is deemed to have “beneficial ownership” of any security that such person had the right to acquire within 60 days after November 17, 2006.

(2)	Pursuant to an Option Agreement by an among Norman G. Wolcott, Jr., the Norman G. Wolcott Sr. and Lucille H. Wolcott Revocable Trust of 1995, Carter M. Fortune, and the Company, Mr. Fortune has the right to purchase all of the 999,123 shares of the Company’s Common Stock held by Mr. Wolcott and held by the Wolcott Trusts. This purchase could be made through a call option held by Mr. Fortune that is subject to the rights and restrictions stated in that Option Agreement. Additionally, pursuant to the terms of the Asset Purchase Agreement between the Company and Magtech Services, Inc. Mr. Fortune has the right to call up to 20,000 shares of Company stock that may vest in certain affiliates of Magtech; this right is potentially exercisable within 60 days from the date of this Proxy Statement. As of the Record Date, Mr. Schafir had notified Mr. Fortune of his intent to exercise his put rights arising pursuant to the merger and acquisition of Professional Staff Management, Inc. and its related entities by Fortune Industries, Inc. and to sell 655,000 of his shares of the Company’s stock to Mr. Fortune. This sale by Mr. Schafir closed on November 22, 2006 and the shares were subsequently transferred to the account of Mr. Fortune. Mr. Fortune is expected to acquire 20,000 shares of the Company’s stock from certain employees of Professional Staff Management, Inc., within 60 days of this Proxy Statement; these sales are related to certain put rights held by the PSM employees at issue. Finally, Mr. Fortune is expected to acquire 10,000 shares of the Company’s stock from Michael Sloan within sixty days of this agreement pursuant to the exercise by Mr. Sloan of certain put rights related to the acquisition of Ink Source, Inc.

(3)	As interest holders in Fisbeck — Fortune Development, LLC, Carter M. Fortune and John F. Fisbeck also have shared voting and dispositive power over 384,500 shares of Company Common Stock held by that entity, therefore 384,500 shares are included within the beneficial holdings of both Mr. Fisbeck and Mr. Fortune in the above table.

(4)	Harlan M. Schafir’s term as Chief Operating Officer ended on September 30, 2006, when his employment contract with the Company was not renewed.

(5)	As of the Record Date, Mr. Fisbeck held the right and obligation to purchase 655,000 shares of the Company’s stock from Mr. Schafir arising pursuant to the merger and acquisition of Professional Staff Management, Inc. and its related entities by Fortune Industries, Inc. This sale by Mr. Schafir closed on November 22, 2006 and the shares were subsequently transferred to the account of Mr. Fisbeck. Mr. Fisbeck is expected to acquire 20,000 shares of the Company’s stock from certain employees of Professional Staff Management, Inc., within 60 days of this Proxy Statement; these sales are related to certain put rights held by the PSM employees at issue. Finally, Mr. Fisbeck is expected to acquire 10,000 shares of the Company’s stock from Michael Sloan within sixty days of this agreement pursuant to the exercise by Mr. Sloan of certain put rights related to the acquisition of Ink Source, Inc.

(6)	In calculating the total amount of shares held by Management, the 384,500 shares held by Fisbeck-Fortune Development, LLC and beneficially owned by Messrs Fortune and Fisbeck were only counted once and the 1,310,000 shares held by Mr. Schafir on November 17, 2006 were not attributed to either Mr. Fortune or Fisbeck.

CHANGES IN CONTROL
The Company knows of no arrangements which may at a subsequent date result in a change of control.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company holds various operating lease agreements for rental of properties with Fisbeck-Fortune Development, LLC. These lease agreements are for five-year terms with option to extend the terms. The Company pays certain expenses including taxes, assessments, maintenance and repairs under the terms of the agreements. Rent expense of $824,000 was recognized in fiscal year 2006 under these agreements.
The Company’s Professional Staff Management, Inc. subsidiary is party to two lease agreements for rental of a property in Richmond, IN from Harlan M. Scahfir. The lease agreements are for five year terms with options to extend the terms. The agreements provide for base rent of $4,000 per month with nominal annual increases. Rent expense of $47,000 was recognized in fiscal year 2006 under these agreements.
The Company’s Audio-Video Revolutions, Inc. subsidiary performed $83,000 worth of services in fiscal year 2006 for businesses owned by two of the Company’s majority shareholders.
The Company maintains a debt obligation to its majority shareholder for the purchase of vehicles and equipment. The loans are secured by the assets and pay interest at 6%. Interest expense of $3,000 was recognized in fiscal year 2006 under this agreement.
Consulting services of $73,000 were paid to a related party company owned by the Company’s Chief Executive Officer in fiscal year 2006. These consulting services are recognized as compensation expense for disclosure purposes for the Chief Executive Officer.
On November 30, 2005, the Company retired $6.6 million of debt under a line of credit promissory note dated May 25, 2005 to Carter M. Fortune. Interest expense on the line of credit was $119,000 in fiscal year 2006 under this note.
CODE OF ETHICS
The Company has adopted a code of ethics (the “Code of Ethics”) that applies to the Company’s principal executive officer, principal financial officer, and employees. A copy of the Company’s Code of Ethics can be viewed on the Company’s website at www.ffi.net or obtained free of charge by sending a written request to the attention of the Company’s Chief Financial Officer, Amy Gallo, at 6402 Corporate Drive, Indianapolis, Indiana 46278.
FINANCIAL INFORMATION
A copy of the Company’s Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2006, including the financial statements and the schedules thereto, is being mailed along with this Proxy Statement. Copies of our 10-

K may be obtained upon the written or oral request of any shareholder as of the Record Date, and we will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee that will not exceed our reasonable expenses incurred in connection therewith. Requests for such materials should be directed to the attention of the Company’s Chief Financial Officer, Amy Gallo, at 6402 Corporate Drive, Indianapolis, Indiana 46278. The Form 10-K along with our other SEC filings may also be found on the Company’s website at www.ffi.net. The Annual Report is not to be considered as proxy solicitation material.
SHAREHOLDER PROPOSALS
Any of our shareholders wishing to have a proposal considered for inclusion in our 2008 proxy solicitation materials must set forth such proposal in writing to be received at our corporate office no later than August 31, 2007. In addition, any shareholder wishing to nominate a candidate for Director or propose other business at the Annual Meeting must generally give us written notice on or before August 31, 2007, and the notice must provide certain specific information as pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act must comply with the advance notice provisions and other requirements of our bylaws, which are on file with the SEC and may be obtained from our corporate office upon request. Our Board will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in our 2008 proxy solicitation materials or consideration at the 2008 Annual Meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on November 15, 2007, and also retain that authority under certain other circumstances.
OTHER MATTERS
Other Matters to Come before the 2007 Annual Meeting
No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this Proxy Statement as recommended by our Board, or, if no such recommendation is given, in their own discretion.
The Report of the Audit Committee and the information on the Fortune Industries, Inc. website do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Fortune Industries, Inc. filing under the Securities Act or the Exchange Act, except to the extent Fortune Industries, Inc. specifically incorporates the respective report or website information therein by reference.
Shareholder Communications with the Board of Directors
Shareholders and other interested parties may communicate with the Board by sending any correspondence they may have in writing to the Company’s Chief Financial Officer, Amy Gallo, at 6402 Corporate Drive, Indianapolis, Indiana 46278, who will then directly forward such correspondence to the chairman of the Board. The Chairman of the Board will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.

Expenses of Solicitation
The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person, or by mail, telephone, facsimile or other means of electronic communication by our Directors, officers and other employees and none of those persons will receive any additional compensation in connection with the solicitation.
We also will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.
Householding of Proxy Materials
The practice of sending only one copy of proxy materials is known as “householding,” and is permitted by SEC rules. This procedure reduces the volume of duplicate information shareholders receive and helps to reduce our printing and postage costs. In future mailings, separate proxy cards will be sent to each shareholder of record. However, a single Proxy Statement and annual report will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from any shareholder at that address.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, or if you have received multiple copies of our Proxy Statement and annual report and would like to household, or if you did not receive an individual copy of this Proxy Statement or our annual report, please notify your broker if you hold your Fortune Industries, Inc. shares through a broker, or submit a written request if you are a shareholder of record to the attention of the Company’s Chief Financial Officer, Amy Gallo, at 6402 Corporate Drive, Indianapolis, Indiana 46278.

ANNUAL MEETING OF SHAREHOLDERS OF
FORTUNE INDUSTRIES, INC.
January 11, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors: To elect five directors to serve until the next Annual Meeting of Shareholders and/or until their successors have been elected and qualified. The nominees are as follows:					2. Ratification of the appointment of Somerset CPA’s, P.C. as the Company’s auditors for the fiscal year ending August 31, 2007.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	John F. Fisbeck

☐	WITHHOLD AUTHORITY	¡	Carter M. Fortune
	FOR ALL NOMINEES	¡	Nolan R. Lackey
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	David A. Berry P. Andy Rayl		THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

					Please indicate if you plan on attending this meeting.			☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.